UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 23, 2003

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 0-16448

Holiday RV Superstores, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	59-1834763

(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

200 E. Broward Boulevard, Suite 920
Ft. Lauderdale, Florida 33301

(Address Of Principal Executive Offices)

(954) 522-9903

(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 23, 2003, Holiday RV Superstores, Inc. (the “Company”) sold the assets of its Lexington, Kentucky and Prosperity, West Virginia businesses, which had been operated through the Company’s Holiday RV Superstores, Inc. of Kentucky subsidiary and Little Valley Auto and RV Sales, Inc. subsidiary, to ALLTOM RV Enterprises, LLC. (the “Purchaser”).

     The aggregate sales price paid by the Purchaser was approximately $1,518,498, less assumed liabilities of approximately $26,000 and the payoff of approximately $751,636 of secured inventory debt . In connection with the transaction, the Company received two seller notes with an aggregate principal balance of $634,938 and cash of $167,474. The cash received was used to paydown certain of the Company’s secured debt.

     A copy of the Asset Purchase Agreement, filed as Exhibit 10.1 to this Report on Form 8-K, is incorporated by reference.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b)  Pro forma Financial Information.

Not required

     (c)  Exhibits.

Exhibit No.	Description

10.1	Assets Purchase Agreement, dated July 23, 2003, by and among, Holiday RV Superstores, Inc. (the “Company”), Holiday RV Superstores, Inc. of Kentucky, a subsidiary of the Company, Little Valley Auto and RV Sales, Inc., a subsidiary of the Company and ALLTOM RV Enterprises, LLC.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 5th day of August, 2003.

HOLIDAY RV SUPERSTORES, INC.

/s/ Anthony D. Borzillo

Anthony D. Borzillo Chief Executive Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Assets Purchase Agreement, dated July 23, 2003, by and among, Holiday RV Superstores, Inc. (the “Company”), Holiday RV Superstores, Inc. of Kentucky, a subsidiary of the Company, Little Valley Auto and RV Sales, Inc., a subsidiary of the Company and ALLTOM RV Enterprises, LLC.

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